UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 16, 2014

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-5397	22-1467904
(Commission File Number)	(I.R.S. Employer Identification No.)

One ADP Boulevard, Roseland, NJ	07068
(Address of principal executive offices)	(Zip Code)

(973) 974-5000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 16, 2014, the Registrant announced that its Board of Directors has approved the share distribution ratio for the spin-off of CDK Global, Inc. (“CDK Global”), formerly the Registrant’s Dealer Services business unit.  As previously announced, the Registrant anticipates that after the market close on the distribution date of September 30, 2014, the two companies will be separated through a distribution of shares of CDK Global to the Registrant’s shareholders.  On that date, the Registrant’s shareholders of record after the market close on September 24, 2014, the record date for the distribution, will receive one share of CDK Global common stock for every three shares of the Registrant’s common stock they hold.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated September 16, 2014, issued by Automatic Data Processing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2014

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
	Name:	Michael A. Bonarti
	Title:	Vice President